Exhibit 4.10

CAPRICOR THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2020 Equity Incentive Plan of Capricor Therapeutics, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name: _______________________ (“Participant”)

The undersigned Participant has been granted an Option to purchase Common Stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Date: [_____________________]

Vesting Commencement Date: [_____________________]

Exercise Price per Share: [_____________________]

Total No. of Option Shares Granted: [_____________________]

Total Exercise Price: [_____________________]

Type of Option: [ISO/NSO]

Term/Expiration Date 10th Anniversary of the Grant Date

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

[Insert vesting schedule for Participant]

The vesting of the Option Shares may be accelerated upon a Corporate Transaction, subject to the sole discretion of the Administrator in accordance with Section 12(c) of the Plan.

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II.	AGREEMENT

1.                  Grant of Option.

Capricor Therapeutics, Inc. (the “Company”) hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (the “Grant Notice”), an option (the “Option”) to purchase the number of Shares set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 17(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Grant Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.                  Exercise of Option.

(a)              Right to Exercise. Except as otherwise provided in this Agreement, this Option shall be exercisable during its term and prior to the Option Expiration Date stated in the Grant Notice in accordance with the Vesting Schedule set forth therein and with the applicable provisions of the Plan and this Agreement. No fractional shares of Common Stock shall be issued upon conversion of this Option, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional shares shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

(b)              Continuous Relationship with the Company Required. Except as otherwise provided in this Section 2, and Section 6(f) of the Plan, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, a Service Provider to the Company (as defined in the Plan).

(c)               Termination Period.

(i)                If Participant ceases to be a Service Provider for any reason, then, except as provided in Paragraph (ii) below, the right to exercise this Option shall terminate ninety (90) days after such cessation of services, but in no event after the Option Expiration Date applicable to such Option; provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation (an “Eligible Participant”).

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(ii) If the Participant dies or experiences a Disability prior to the Option Expiration Date while he or she is an Eligible Participant, or if the Participant dies within three (3) months after the Participant ceases to be an Eligible Participant, this Option shall be exercisable, within the period of one (1) year following the date of death or Disability of the Participant (whether or not such exercise occurs before the applicable Expiration Date), by the Participant or by the person to whom this Option is transferred by will or the laws of descent and distribution, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or Disability. Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include the estate of the Participant or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Participant.

(d)              Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Company or any appointed Administrator of the Plan may determine, which shall state the election by Participant to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

(e)              Exercise Prior To Vesting. If permitted by the Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of this Agreement and the Plan, Participant may elect at any time that is both (i) during a period while he or she is an Eligible Participant and (ii) prior to the Option Expiration Date, to exercise all or part of the Option, including the unvested portion of the Option; provided, however, that:

(i)                a partial exercise of the Option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(ii)              any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to a repurchase right in favor of the Company;

(iii)           the repurchase price for unvested shares of Common Stock shall be the lower of (y) the Fair Market Value (as defined below) of the shares of Common Stock on the date of repurchase or (z) their original purchase price. However, if and to the extent that the Company elects to exercise its repurchase right, the Company shall not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Option; and

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(iv)            in no event may a Participant exercise an Option prior to the Company’s receipt of stockholder approval of the Plan.

3.                  Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)              cash;

(b)              check;

(c)               consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(d)              surrender of other Shares already owned by the Participant which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; or

(e)              any combination of the aforementioned methods or by any other means deemed acceptable by the Board of Directors.

For purposes of Section 2 and this Section 3, the term “Fair Market Value” shall mean the closing price of the Common Stock on an established national stock exchange or on an established securities market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board in good faith.

4.                  Listing, Qualification, Etc. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon or with any securities exchange or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors (or an opinion of counsel has been obtained that such registration, qualification, consent, or approval is not necessary). Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

5.                  Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

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6.                  Non-Transferability of Option. Unless determined otherwise by the Administrator, this Option may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Administrator, or to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes, a charitable organization designated by the Participant or pursuant to a domestic relations order, in each case, without consideration, and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative or similar person. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of this Option, other than in accordance with this Section 6, this Option and all rights thereunder shall immediately become null and void. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7.                  Term of Option. This Option may be exercised only within the term set out in the Grant Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Option. This Option may not be exercised prior to the Company’s receipt of stockholder approval of the Plan.

8.                  Tax Obligations.

(a)              Tax Withholding. Participant agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local, foreign or other tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b)              Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)               Code Section 409A. Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

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(d)              Corporate Transaction. Notwithstanding anything in Section 9(c) of the Plan to the contrary, if a payment under this Agreement is subject to Code Section 409A and if the “Corporate Transaction” definition contained in the Plan does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

9.                  Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with this Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

10.              Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

11.              No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, ELECTED OR APPOINTED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF ANY CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	CAPRICOR THERAPEUTICS, INC.

Signature	By:

Print Name	Print Name

Residence Address	Title

City, State, Zip Code

Email Address

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EXHIBIT A

2020 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

EXERCISE NOTICE

Capricor Therapeutics, Inc.

8840 Wilshire Blvd., 2nd Floor

Beverly Hills, CA 90211

Attention: Chief Executive Officer

1.                  Exercise of Option. Effective as of today, ________________, 20___, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Capricor Therapeutics, Inc. (the “Company”) under and pursuant to the 2020 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement with a Grant Date of ______________, 20___ (the “Agreement”).

2.                  Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.                  Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.                  Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5.                  Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.                  Stop-Transfer Orders.

(a)              Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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(b)              Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.                  Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

8.                  Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

9.                  Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

10.              Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	CAPRICOR THERAPEUTICS, INC.

Signature	By:

Print Name	Print Name

Residence Address	Title

City, State, Zip Code	Date Received

Email Address _____________________________________

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